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                                                                    EXHIBIT 4(d)

                      FORM OF FIRST SUPPLEMENTAL INDENTURE

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                         WINTHROP RESOURCES CORPORATION,

                            TCF FINANCIAL CORPORATION

                                       AND

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

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                          FIRST SUPPLEMENTAL INDENTURE

                     Dated as of ____________________, 1997

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                           Supplementing and Amending
                                       the
                                    Indenture
                            Dated as of July 1, 1996
                                     Between
                         Winthrop Resources Corporation
                                       and
                  Norwest Bank Minnesota, National Association

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                               9.50% SENIOR NOTES

                                    Due 2003

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                          FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of ______________, 1997, by and among WINTHROP RESOURCES CORPORATION, a corporation duly organized and existing under the laws of the State of Minnesota ("Winthrop"), having its principal office at 1015 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, TCF FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("TCF"), having its principal office at 801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402 and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking corporation duly organized and existing under the laws of the United States of America (the "Trustee"), as Trustee, having its principal corporate trust office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

                                    RECITALS

A. Winthrop and the Trustee entered into an indenture, dated as of July 1, 1996 between Winthrop and Norwest Bank Minnesota, National Association (the "Indenture") with respect to $28,750,000 in aggregate principal amount of 9.50% Senior Notes due 2003 (the "Notes") of Winthrop. Unless otherwise defined, capitalized terms used herein have the same meaning ascribed to them in the Indenture.

B. $___________________ in aggregate principal amount of the Notes is outstanding as of the date hereof (the "Outstanding Notes").

C. TCF and Winthrop entered into an Agreement and Plan of Reorganization, dated February 28, 1997, whereby a new first-tier subsidiary of TCF will merge with and into Winthrop (the "Merger") and, after consummation of the Merger, TCF will contribute the stock of Winthrop to TCF National Bank Minnesota.

D.   The Merger has been consummated.

E. Under Section 902 of the Indenture, with the consent of the Holders of not less than the majority in principal amount of the Outstanding Notes, Winthrop (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into one or more supplemental indentures (which shall conform with the requirements of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Notes under the Indenture.

F. Winthrop has authorized the execution and delivery of this Supplemental Indenture pursuant to a Board Resolution, subject to receipt of the requisite consent of Holders of Outstanding Notes.

G.   The requisite consent of Holders of Outstanding Notes has been obtained.


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NOW, THEREFORE, in consideration of the above premises, the parties hereto agree that the Indenture is hereby amended to provide that, effective upon and subject to consummation of the Merger:

1.TCF TO ASSUME OBLIGATIONS UNDER INDENTURE AND NOTES. From and after the date hereof, TCF hereby assumes and agrees to be obligated to perform, jointly and severally with Winthrop, all of Winthrop's obligations under the Indenture (as modified herein) and the Notes including without limitation, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every covenant and term of the Indenture (as modified herein) on the part of Winthrop to be performed or observed.

1.ELIMINATION OF CERTAIN INDENTURE COVENANTS. The following Sections of the Indenture are hereby eliminated in their entirety:

     SECTION 1006.  RESTRICTION ON DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS.
     SECTION 1007.  LIMITATION ON FUNDED RECOURSE DEBT.
     SECTION 1013.  LIMITATION ON RANKING OF FUTURE INDEBTEDNESS.
     SECTION 1014.  LIMITATIONS ON RESTRICTING SUBSIDIARY DIVIDENDS.
     SECTION 1015.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

1.REPORTING OBLIGATION FOLLOWING THE MERGER.  From and after the date hereof,
Section 704 of the Indenture is hereby amended to provide that information, documents and the other reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are thereafter required to be filed by Winthrop with the Trustee pursuant to Section 704(1) or transmitted to Holders of Notes pursuant to Section 704(3) will be filed or transmitted with respect to TCF rather than with respect to Winthrop, it being the intent of the parties that Winthrop will, pursuant to rules and regulations of the Commission, terminate its registration under the Securities Exchange Act of 1934, as amended, thereby suspending its duty to file reports with the Commission pursuant to such Act. In addition, from and after the date hereof, Sections 704(1) and 704(3) are hereby modified to provide that the required filing with the Trustee or transmission to Holders of Notes of all information, documents and other reports referenced in Section 704(1) or Section 704(3), as the case may be, including, at a minimum, (a) copies of a balance sheet and statements of income and retained earnings as of and for each fiscal year, audited by Independent Public Accountants, and (b) a summary statement (which need not be audited) of income and retained earnings for each quarterly period (except the last quarterly fiscal period in each fiscal year), will be filed or transmitted with respect to TCF rather than with respect to Winthrop.

2.EXECUTION IN COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same instrument.

3.TERMS OF INDENTURE. Except as explicitly set forth in this First Supplemental Indenture, all terms and conditions of the Indenture shall remain in full force and effect following the date hereof.


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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        WINTHROP RESOURCES CORPORATION


( S E A L )                             By
                                          -----------------------------------
                                           Name:
                                           Title:
ATTEST:


--------------------------------
Name:
Title:

                                        TCF FINANCIAL CORPORATION


( S E A L )                             By
                                          -----------------------------------
                                           Name:
                                           Title:

ATTEST:


--------------------------------
Name:
Title:
                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION


( S E A L )                             By
                                          -----------------------------------
                                           Name:
                                           Title:
ATTEST:


-------------------------------
Name:
Title:


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